UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) William D. Strittmatter has provided notice to the Company of his intention to resign as a member of the Board of Directors of the Company (“Board”) and a member of the Board’s Audit Committee, effective September 1, 2005. Mr. Strittmatter has served as a director of the Company as the nominee of GE Capital Structured Finance Group and its affiliates (“GE Capital”) since November 1999, as further discussed below.

In November 1999, GE Capital made a $200 million strategic investment in the Company in exchange for 200,000 shares of the Company’s 8 1/4% Convertible Preferred Stock (“8 1/4% Preferred”) and certain warrants to purchase Company common stock, which expired unexercised in November 2004. The agreements relating to the 8 1/4% Preferred investment provide that so long as GE Capital holds at least 50% of such shares of 8 1/4% Preferred, GE Capital will have the right to nominate one designee to be a member of the Board. Following Mr. Strittmatter’s resignation, GE Capital retains the right to nominate a replacement designee to the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: August 19, 2005

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